SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 5, 2003

(Date of earliest event reported ): August 5, 2003

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-26529	22-3407945
(Commission File No.)	(IRD Employer Identification No.)

65 Willowbrook Boulevard
Wayne, NJ 07470
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 837-2700

ITEM 7.	FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits

99.1	Press release issued by the Company on August 5, 2003

ITEM 9.	REGULATION FD DISCLOSURE.

In accordance with guidance from the Securities and Exchange Commission in Release No. 33-8216, the information furnished under this Item 9 ("Regulation FD Disclosure") is intended to be furnished under Item 12 ("Results of Operations and Financial Condition"). The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On August 5, 2003 , Audible, Inc. (the "Company") issued a press release (the "Press Release") announcing certain financial results for the quarter ended June 30, 2003 . A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIBLE, INC.
(Registrant)

By: /s/Andrew P. Kaplan
____________________________________
Name: Andrew P. Kaplan
Title: Chief Financial Officer and
Exec. Vice President,
Finance & Administration

INDEX TO EXHIBITS

Exhibit No.

99.1    Press release issued by the Company on August 5, 2003.